FOR IMMEDIATE RELEASE                                 September 26, 2019

Jefferies Announces Third Quarter 2019 Financial Results

New York, New York, September 26, 2019--Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three and nine month periods ended August 31, 2019.

Highlights for the three months ended August 31, 2019:

•
Net income attributable to Jefferies Financial Group common shareholders of $48 million, or $0.15 per diluted share, reflecting solid results at Jefferies Group and certain of our merchant banking investments, offset by a non-cash fair value reduction of $146 million to our investment in The We Company (we invested $9 million in We, have received $31 million in cash and continue to own approximately 0.8% of We's fully diluted shares)

•	Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $83 million and net earnings of $65 million

◦	Total Net Revenues of $777 million

◦	Investment Banking Net Revenues of $403 million

◦	Total Equities and Fixed Income Net Revenues of $342 million

◦	Asset Management Revenues (before Allocated net interest1) of $29 million

•
Merchant Banking pre-tax loss of $43 million, reflecting strong performance by National Beef and a gain related to the purchase of the remaining interest in HomeFed, more than offset by the $146 million fair value adjustment to our investment in We

•
Return of capital through a special dividend of Spectrum Brands Common Stock, valued at approximately $450 million at announcement on September 16, 2019; approximately $330 million remaining to be purchased under previously authorized share buyback

•	Jefferies Financial Group had parent company liquidity of $1.4 billion at August 31, 2019

Highlights for the nine months ended August 31, 2019:

•
Net income attributable to Jefferies Financial Group common shareholders of $764 million, or $2.41 per diluted share, including the impact of a nonrecurring tax benefit of $545 million; adjusted net income of $219 million[2], or $0.70 per diluted share[2]

•	Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $301 million and net earnings of $221 million

◦	Total Net Revenues of $2,365 million

◦	Investment Banking Net Revenues of $1,129 million, below-normal due to the impact of market conditions in December and the shutdown of the U.S. Government in December and January

◦	Total Equities and Fixed Income Net Revenues of $1,092 million

◦	Asset Management Revenues (before Allocated net interest1) of $121 million

•
Merchant Banking pre-tax income of $28 million, reflecting strong performance from National Beef and Vitesse, and the gain related to the HomeFed transaction, offset by fair value adjustments to both our investment in We and some of our mark-to-market investments in public companies

•
Return of excess capital, including announced special dividend of Spectrum Brands common stock, share repurchases and cash dividends, totaling approximately $900 million; share repurchases during the nine months totaled 17.7 million shares for $352 million, or an average price of $19.87 per share

Rich Handler, our CEO, and Brian Friedman, our President, said:

"2019 is proving to be a year of solid progress on our strategy of simplifying Jefferies Financial Group to focus on Investment Banking, Capital Markets and Asset Management, reducing our share count and returning capital to our shareholders. The recently announced distribution of our Spectrum Brands position aligns directly with our strategy.

"So far this fiscal year, we have repurchased 17.7 million Jefferies shares for $352 million, or an average of $19.87 per share.  Since April 1, 2018, we have repurchased an aggregate of 67.7 million shares at an average price of $22.07 per share. Combining share buybacks and dividends paid from April 1, 2018 through August 31, 2019 with the announced special dividend of Spectrum Brands common stock, we are returning to our shareholders an aggregate of $2.2 billion, or 21% of our common shareholders’ equity (28% of our tangible equity3) as of the beginning of this period. Even after this return of value to our shareholders and continuing investment in our business, we ended the third quarter with parent company liquidity of $1.4 billion. We are currently authorized to repurchase up to an additional $330 million (based on September 25 closing stock price) worth of shares.

"Jefferies Group's third quarter revenues of $777 million reflect solid performances in Investment Banking, with revenues of $403 million, and in Sales and Trading where revenues were $342 million, although market volatility in August impacted activity levels in both the primary and secondary markets.

"Investment Banking Advisory revenues for the quarter were $213 million, an increase of 19% versus the second quarter and 14% versus last year’s third quarter. Our Investment Banking results reflect lower new issue transaction levels during the period versus the second quarter of this year and the third quarter of last year. Our fourth quarter Investment Banking backlog is very solid.

"Our Equities Sales and Trading business enjoyed another strong quarter, with revenues of $193 million. Prime Brokerage, Electronic Trading and our High Touch Cash businesses performed well during the quarter. Fixed Income Sales and Trading volumes were quite strong during June and July, but downward moves in interest rates during August reduced volumes for much of the last month of our fiscal quarter. More normal secondary activity levels have prevailed in the first few weeks of September.

"Our third quarter merchant banking results reflect strong performance by National Beef. While grilling season typically makes third quarter results stronger, the third quarter of 2019 represents the best quarter for National Beef since our initial investment. Our previously announced closing of the purchase of the remaining interest in HomeFed generated a gain of $72 million related to the write-up of our existing ownership interest to its estimated fair value on the acquisition date. Our third quarter results also include an adjustment to reduce the estimated fair value of our investment in We by $146 million. This is based on an estimate of value as of August 31, 2019, using available market information at that time, including a significant discount due to uncertainty regarding the timing and pricing of We's IPO. As the facts at We become clearer, further adjustments may be made in future periods."

* * * *

Amounts herein pertaining to August 31, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three and nine month periods ended August 31, 2019 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC. Jefferies expects to file its Form 10-Q on or about October 8, 2019.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Peregrine C. Broadbent
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338

1
Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on pages 9 and 10.

2
Jefferies Financial Group adjusted net income, a non-GAAP measure, is defined as Jefferies Financial Group's net income less accumulated other comprehensive income nonrecurring tax benefit. Jefferies Financial Group adjusted diluted earnings per share, a non-GAAP measure, is defined as Jefferies Financial Group's diluted earnings per share less accumulated other comprehensive income non-recurring tax benefit. Refer to schedule on page 13 for reconciliation to U.S. GAAP amounts.

3
Tangible equity of $7,808 million at March 31, 2018 is a non-GAAP measure and equals Jefferies Financial Group's common shareholders' equity of $10,259 million less Intangible assets, net and goodwill of $2,451 million.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	August 31, 2019	September 30, 2018	August 31, 2019	September 30, 2018

Net revenues	$856,778	$1,150,846	$2,786,878	$2,957,440

Income (loss) from continuing operations before income taxes and income related to associated companies	$(59,020)	$253,825	$124,293	$263,650
Income related to associated companies	72,283	18,867	121,766	84,320
Income from continuing operations before income taxes	13,263	272,692	246,059	347,970
Income tax provision (benefit)	(36,131)	90,391	(522,626)	51,560
Income from continuing operations	49,394	182,301	768,685	296,410
Income from discontinued operations, net of income tax provision of $0, $0, $0 and $47,045	—	—	—	130,063
Gain on disposal of discontinued operations, net of income tax provision of $0, $0, $0 and $229,553	—	—	—	643,921
Net income	49,394	182,301	768,685	1,070,394
Net (income) loss attributable to the noncontrolling interests	116	12,000	(759)	13,208
Net (income) loss attributable to the redeemable noncontrolling interests	242	(390)	(47)	(37,294)
Preferred stock dividends	(1,275)	(1,276)	(3,827)	(3,619)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$48,477	$192,635	$764,052	$1,042,689

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$0.16	$0.56	$2.44	$0.86
Income from discontinued operations	—	—	—	0.26
Gain on disposal of discontinued operations	—	—	—	1.82
Net income	$0.16	$0.56	$2.44	$2.94

Number of shares in calculation	310,288	341,434	310,838	353,300

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$0.15	$0.55	$2.41	$0.85
Income from discontinued operations	—	—	—	0.26
Gain on disposal of discontinued operations	—	—	—	1.80
Net income	$0.15	$0.55	$2.41	$2.91

Number of shares in calculation	311,897	350,307	317,181	357,169

A summary of results for the three months ended August 31, 2019 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$777,159	$75,497	$8,967	$—	$(4,845)	$856,778

Expenses:
Compensation and benefits	411,936	23,496	11,450	—	—	446,882
Cost of sales	—	85,773	—	—	—	85,773
Floor brokerage and clearing fees	54,247	—	—	—	(3,389)	50,858
Interest expense	—	8,893	—	14,770	—	23,663
Depreciation and amortization	21,170	17,880	830	—	—	39,880
Selling, general and other expenses	206,731	54,683	8,466	—	(1,138)	268,742
Total expenses	694,084	190,725	20,746	14,770	(4,527)	915,798
Income (loss) from continuing operations before income taxes and income related to associated companies	83,075	(115,228)	(11,779)	(14,770)	(318)	(59,020)
Income related to associated companies	—	72,283	—	—	—	72,283
Income (loss) from continuing operations before income taxes	$83,075	$(42,945)	$(11,779)	$(14,770)	$(318)	13,263
Income tax benefit from continuing operations						(36,131)
Net income						$49,394

A summary of results for the three months ended September 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$777,615	$369,309	$8,714	$—	$(4,792)	$1,150,846

Expenses:
Compensation and benefits	428,033	19,464	13,768	—	—	461,265
Cost of sales	—	84,876	—	—	—	84,876
Floor brokerage and clearing fees	45,745	—	—	—	(1,175)	44,570
Interest expense	—	14,082	—	14,755	—	28,837
Depreciation and amortization	17,175	14,268	852	—	—	32,295
Selling, general and other expenses	199,561	36,954	9,461	—	(798)	245,178
Total expenses	690,514	169,644	24,081	14,755	(1,973)	897,021
Income (loss) from continuing operations before income taxes and income related to associated companies	87,101	199,665	(15,367)	(14,755)	(2,819)	253,825
Income related to associated companies	—	18,867	—	—	—	18,867
Income (loss) from continuing operations before income taxes	$87,101	$218,532	$(15,367)	$(14,755)	$(2,819)	272,692
Income tax provision from continuing operations						90,391
Net income						$182,301

A summary of results for the nine months ended August 31, 2019 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$2,364,728	$399,159	$22,134	$—	$857	$2,786,878

Expenses:
Compensation and benefits	1,261,506	63,796	41,732	—	—	1,367,034
Cost of sales	—	233,109	—	—	—	233,109
Floor brokerage and clearing fees	168,698	—	—	—	(5,585)	163,113
Interest expense	—	25,521	—	44,298	—	69,819
Depreciation and amortization	57,800	50,248	2,552	—	—	110,600
Selling, general and other expenses	575,926	119,867	24,857	—	(1,740)	718,910
Total expenses	2,063,930	492,541	69,141	44,298	(7,325)	2,662,585
Income (loss) from continuing operations before income taxes and income related to associated companies	300,798	(93,382)	(47,007)	(44,298)	8,182	124,293
Income related to associated companies	—	121,766	—	—	—	121,766
Income (loss) from continuing operations before income taxes	$300,798	$28,384	$(47,007)	$(44,298)	$8,182	246,059
Income tax benefit from continuing operations						(522,626)
Net income						$768,685

A summary of results for the nine months ended September 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$2,421,418	$529,627	$14,775	$—	$(8,380)	$2,957,440

Expenses:
Compensation and benefits	1,327,760	59,507	43,045	—	(873)	1,429,439
Cost of sales	—	257,501	—	—	—	257,501
Floor brokerage and clearing fees	135,808	—	—	—	(4,016)	131,792
Interest expense	—	30,363	—	44,251	—	74,614
Depreciation and amortization	50,829	38,932	2,599	—	—	92,360
Selling, general and other expenses	575,317	108,427	27,238	—	(2,898)	708,084
Total expenses	2,089,714	494,730	72,882	44,251	(7,787)	2,693,790
Income (loss) from continuing operations before income taxes and income related to associated companies	331,704	34,897	(58,107)	(44,251)	(593)	263,650
Income related to associated companies	—	84,320	—	—	—	84,320
Income (loss) from continuing operations before income taxes	$331,704	$119,217	$(58,107)	$(44,251)	$(593)	347,970
Income tax provision from continuing operations						51,560
Income from discontinued operations, net of income tax provision						130,063
Gain on disposal of discontinued operations, net of income tax provision						643,921
Net income						$1,070,394

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended May 31, 2019 and Annual Report on Form 10-K for the year ended November 30, 2018. Amounts herein pertaining to August 31, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended August 31, 2019.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	August 31, 2019	May 31, 2019	August 31, 2018
Revenues:
Commissions and other fees (1)	$171,003	$167,698	$162,700
Principal transactions	148,873	248,831	143,308
Investment banking	412,533	430,087	465,326
Asset management fees	3,340	4,550	5,184
Interest	383,596	418,451	305,347
Other (1)	22,286	44,876	6,420
Total revenues	1,141,631	1,314,493	1,088,285
Interest expense	364,472	412,642	310,670
Net revenues	777,159	901,851	777,615

Non-interest expenses:
Compensation and benefits	411,936	477,885	428,033

Non-compensation expenses:
Floor brokerage and clearing fees	54,247	62,474	45,745
Technology and communications	86,649	81,645	76,877
Occupancy and equipment rental	29,300	29,748	25,559
Business development	36,526	36,349	39,733
Professional services	42,379	38,066	35,316
Underwriting costs	14,647	12,823	20,528
Other	18,400	7,723	18,723
Total non-compensation expenses	282,148	268,828	262,481
Total non-interest expenses	694,084	746,713	690,514
Earnings before income taxes	83,075	155,138	87,101
Income tax expense	18,250	45,319	26,923
Net earnings	64,825	109,819	60,178
Net loss attributable to noncontrolling interests	(143)	(101)	(4)
Net earnings attributable to Jefferies Group LLC	$64,968	$109,920	$60,182

Pre-tax operating margin	10.7%	17.2%	11.2%
Effective tax rate	22.0%	29.2%	30.9%

(1)
Certain reclassifications within revenue line items have been made for the three month periods ended May 31, 2019 and August 31, 2018. In the third quarter of 2019, Jefferies Group LLC reorganized the presentation of certain other fees, primarily related to prime brokerage services offered to clients. These fees were previously presented as Other revenues in Jefferies Group LLC's Consolidated Statements of Earnings and are now presented within Commissions and other fees. There is no impact on Total revenues as a result of this change in presentation.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Nine Months Ended
	August 31, 2019	August 31, 2018
Revenues:
Commissions and other fees (1)	$493,843	$482,194
Principal transactions	632,002	498,583
Investment banking	1,128,216	1,405,614
Asset management fees	14,559	16,130
Interest	1,163,022	870,490
Other (1)	79,354	58,678
Total revenues	3,510,996	3,331,689
Interest expense	1,146,268	910,271
Net revenues	2,364,728	2,421,418

Non-interest expenses:
Compensation and benefits	1,261,506	1,327,760

Non-compensation expenses:
Floor brokerage and clearing fees	168,698	135,808
Technology and communications	247,464	222,335
Occupancy and equipment rental	87,587	75,143
Business development	103,430	124,233
Professional services	117,372	101,715
Underwriting costs	36,045	47,832
Other	41,828	54,888
Total non-compensation expenses	802,424	761,954
Total non-interest expenses	2,063,930	2,089,714
Earnings before income taxes	300,798	331,704
Income tax expense	79,789	234,337
Net earnings	221,009	97,367
Net earnings (loss) attributable to noncontrolling interests	140	(1)
Net earnings attributable to Jefferies Group LLC	$220,869	$97,368

Pre-tax operating margin	12.7%	13.7%
Effective tax rate (2)	26.5%	70.6%

(1)
Certain reclassifications within revenue line items have been made for the nine month period ended August 31, 2018. In the third quarter of 2019, Jefferies Group LLC reorganized the presentation of certain other fees, primarily related to prime brokerage services offered to clients. These fees were previously presented as Other revenues in Jefferies Group LLC's Consolidated Statements of Earnings and are now presented within Commissions and other fees. There is no impact on Total revenues as a result of this change in presentation.

(2)	The effective tax rate for the nine months ended August 31, 2018 includes an estimated provisional tax charge of approximately $160 million as a result of the Tax Cuts and Jobs Act ("Tax Act").

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	August 31, 2019	May 31, 2019	August 31, 2018
Net Revenues by Source:
Equities	$193,229	$206,083	$170,611
Fixed income	148,334	173,253	139,846
Total sales and trading	341,563	379,336	310,457

Equity	97,494	108,022	139,220
Debt	101,689	151,511	138,515
Capital markets	199,183	259,533	277,735
Advisory	213,350	178,554	187,591
Other investment banking	(9,108)	9,634	(13,732)
Total investment banking	403,425	447,721	451,594

Other	12,374	32,218	4,910

Total Capital Markets (1) (2)	757,362	859,275	766,961

Asset management fees	3,340	4,550	5,184
Investment return (3) (4)	25,746	48,075	14,483
Allocated net interest (3) (5)	(9,289)	(10,049)	(9,013)
Total Asset Management	19,797	42,576	10,654

Net Revenues	$777,159	$901,851	$777,615

Other Data:
Number of trading days	64	64	65
Number of trading loss days	10	4	11

Average firmwide VaR (in millions) (6) (7)	$9.71	$8.70	$7.53

(1)	Includes net interest revenue of $30.4 million, $16.4 million and $6.9 million for the quarters ended August 31, 2019, May 31, 2019, and August 31, 2018, respectively.
(2)
Allocated net interest is not separately disaggregated in presenting our Capital Markets reportable segment within our Net Revenues by Source. This presentation is aligned to our Capital Markets internal performance measurement.

(3)
Beginning with the first quarter of 2019, Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnote 4). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We offer third-party investors the opportunity to co-invest in our asset management funds and separately managed accounts alongside Jefferies Group LLC. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(4)	Includes net interest expense of $2.0 million, $0.6 million and $3.3 million for the quarters ended August 31, 2019, May 31, 2019, and August 31, 2018, respectively.
(5)
Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 11).

(6)
The quarters ended August 31, 2019 and May 31, 2019 information includes higher investments in certain separately managed accounts and funds, primarily due to the transfer of certain investments to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.

(7)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Nine Months Ended
	August 31, 2019	August 31, 2018
Net Revenues by Source:
Equities	$573,851	$501,471
Fixed income	518,346	472,886
Total sales and trading	1,092,197	974,357

Equity	256,853	326,613
Debt	306,977	483,271
Capital markets	563,830	809,884
Advisory	572,386	595,730
Other investment banking	(7,116)	(13,885)
Total investment banking	1,129,100	1,391,729

Other	53,587	22,868

Total Capital Markets (1) (2)	2,274,884	2,388,954

Asset management fees	14,559	16,130
Investment return (3) (4)	106,233	40,754
Allocated net interest (3) (5)	(30,948)	(24,420)
Total Asset Management	89,844	32,464

Net Revenues	$2,364,728	$2,421,418

Other Data:
Number of trading days	187	189
Number of trading loss days	23	27

Average firmwide VaR (in millions) (6) (7)	$9.16	$6.88

(1)	Includes net interest revenue (expense) of $51.4 million and ($11.2) million for the nine months ended August 31, 2019 and 2018, respectively.
(2)
Allocated net interest is not separately disaggregated in presenting our Capital Markets reportable segment within our Net Revenues by Source. This presentation is aligned to our Capital Markets internal performance measurement.

(3)
Beginning with the first quarter of 2019, Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnote 4). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We offer third-party investors the opportunity to co-invest in our asset management funds and separately managed accounts alongside Jefferies Group LLC. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(4)	Includes net interest expense of $3.7 million and $4.2 million for the nine months ended August 31, 2019 and 2018, respectively.
(5)
Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 11).

(6)
The nine months ended August 31, 2019 information includes higher investments in certain separately managed accounts and funds, primarily due to the transfer of certain investments to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.

(7)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	August 31, 2019	May 31, 2019	August 31, 2018
Financial position:
Total assets (1)	$43,094	$42,818	$40,572
Average total assets for the period (1)	$53,097	$53,675	$48,022
Average total assets less goodwill and intangible assets for the period (1)	$51,281	$51,851	$46,189

Cash and cash equivalents (1)	$4,665	$4,213	$4,813
Cash and cash equivalents and other sources of liquidity (1) (2)	$6,074	$5,701	$6,098
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	14.1%	13.3%	15.0%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	14.7%	13.9%	15.7%

Financial instruments owned (1)	$16,371	$16,096	$15,196
Goodwill and intangible assets (1)	$1,811	$1,818	$1,829

Total equity (including noncontrolling interests) (1)	$6,190	$6,179	$5,557
Total Jefferies Group LLC member's equity (1)	$6,183	$6,173	$5,548
Tangible Jefferies Group LLC member's equity (1) (3)	$4,372	$4,355	$3,719

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4) (5)	$363	$367	$311
Level 3 financial instruments owned - % total assets (1) (4)	0.8%	0.9%	0.8%
Level 3 financial instruments owned - % total financial instruments (1) (4)	2.2%	2.3%	2.0%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (4)	8.3%	8.4%	8.4%

Other data and financial ratios:
Total long-term capital (1) (6)	$12,219	$11,444	$11,261
Leverage ratio (1) (7)	7.0	6.9	7.3
Tangible gross leverage ratio (1) (8)	9.4	9.4	10.4

Number of trading days	64	64	65
Number of trading loss days	10	4	11
Average firmwide VaR (5) (9)	$9.71	$8.70	$7.53

Number of employees, at period end	3,776	3,656	3,526

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to August 31, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended August 31, 2019.

(2)
At August 31, 2019, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,063 million, in aggregate, and $345 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at May 31, 2019 were $1,175 million and $313 million, respectively, and at August 31, 2018, were $948 million and $337 million, respectively.

(3)
Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)
Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)
The quarters ended August 31, 2019 and May 31, 2019 information includes higher investments in certain separately managed accounts and funds, primarily due to the transfer of certain investments to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.

(6)
At August 31, 2019, May 31, 2019 and August 31, 2018, total long-term capital includes Jefferies Group LLC's long-term debt of $6,030 million, $5,265 million and $5,703 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, as applicable.

(7) Leverage ratio equals total assets divided by total equity.
(8)
Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(9)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Financial Group Inc.
Non-GAAP Reconciliations

The following tables reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Net Income and Earnings Per Share GAAP Reconciliation

Reconciliation of Jefferies Financial Group net income to adjusted net income (a non-GAAP measure) and diluted earnings per share to adjusted diluted earnings per share (a non-GAAP measure) (in thousands, except per share amounts):

Nine months ended August 31, 2019

Jefferies Financial Group net income (GAAP)	$764,052
Accumulated other comprehensive income tax benefit (1)	(544,583)
Jefferies Financial Group adjusted net income (non-GAAP)	$219,469

Jefferies Financial Group diluted earnings per share (GAAP)	$2.41
Accumulated other comprehensive income tax benefit (1)	(1.71)
Jefferies Financial Group adjusted diluted earnings per share (non-GAAP)	$0.70

(1) During the second quarter of 2019, in connection with the closing of our corporate available for sale portfolio, we realized a non-cash tax benefit of $545 million. This tax benefit was generated primarily through activity during 2008-2010 and since then has remained an unrealized balance within equity until the liquidation of the portfolio. This realization did not impact total equity, as the increase in retained earnings was offset by a corresponding decrease in accumulated other comprehensive income.